Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2014, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-194848) and related Prospectus of SIRVA, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Chicago, Illinois
May 12, 2014